Exhibit 99.1

Five9 Reports Second Quarter Revenue Growth of 29% to a Record $99.8 Million
33% Growth in LTM Enterprise Subscription Revenue
Eighteenth Consecutive Quarter of Positive Operating Cash Flow at $14.8 Million
Raised 2020 Guidance for both Revenue and Bottom Line

SAN RAMON, Calif. - August 3, 2020 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software, today reported results for the second quarter ended June 30, 2020.
Second Quarter 2020 Financial Results
•Revenue for the second quarter of 2020 increased 29% to a record $99.8 million, compared to $77.4 million for the second quarter of 2019.
•GAAP gross margin was 57.5% for the second quarter of 2020, compared to 59.6% for the second quarter of 2019.
•Adjusted gross margin was 65.7% for the second quarter of 2020, compared to 65.0% for the second quarter of 2019.
•GAAP net loss for the second quarter of 2020 was $(16.1) million, or $(0.25) per basic share, compared to GAAP net loss of $(1.9) million, or $(0.03) per basic share, for the second quarter of 2019.
•Non-GAAP net income for the second quarter of 2020 was $14.1 million, or $0.21 per diluted share, compared to non-GAAP net income of $12.3 million, or $0.20 per diluted share, for the second quarter of 2019.
•Adjusted EBITDA for the second quarter of 2020 was $18.3 million, or 18.3% of revenue, compared to $14.4 million, or 18.6% of revenue, for the second quarter of 2019.
•GAAP operating cash flow for the second quarter of 2020 was $14.8 million, compared to GAAP operating cash flow of $6.8 million for the second quarter of 2019.

"We delivered exceptionally strong second quarter results with revenue of $99.8 million. Revenue growth accelerated to 29% year-over-year and 5% sequentially, adjusted EBITDA margin was 18.3%, and we delivered our eighteenth consecutive quarter of positive operating cash flow. We believe the on-premises to cloud and digital transformation trends driving our massive market opportunity are likely to accelerate as work-from-home trends continue and retail sales personnel are increasingly displaced by contact center agents. Our better-than-expected second quarter results and pipeline also demonstrate the strength of our core business and, most importantly, our consistent sales execution. Our increased go-to-market investments are paying dividends, most notably with system integrators and AT&T. Meanwhile, our enhanced product and engineering leadership team is driving faster product innovation at greater scale. We remain focused on driving superb execution and disciplined, balanced growth."

- Rowan Trollope, CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the COVID-19 pandemic.
•For the full year 2020, Five9 expects to report:
•Revenue in the range of $399.0 to $401.0 million, higher than the prior guidance range of $380.5 to $383.5 million that was previously provided on May 4, 2020.
•GAAP net loss in the range of $(56.4) to $(54.4) million, or $(0.88) to $(0.85) per basic share, lower than the prior guidance range of $(45.4) to $(42.4) million, or $(0.72) to $(0.67) per basic share, that was previously provided on May 4, 2020. This decline is primarily due to a $12.6 million increase in amortization of discount and issuance costs related to our 2025 convertible senior notes issued in May and June 2020 and the concurrent repurchase of a portion of our 2023 convertible senior notes, along with a $5.8 million loss on early extinguishment of a portion of our 2023 convertible senior notes.
•Non-GAAP net income in the range of $52.7 to $54.7 million, or $0.77 to $0.80 per diluted share, higher than the prior guidance range of $48.3 to $51.3 million, or $0.72 to $0.76 per diluted share, that was previously provided on May 4, 2020.
•For the third quarter of 2020, Five9 expects to report:
•Revenue in the range of $100.5 to $101.5 million.
•GAAP net loss in the range of $(18.9) to $(17.9) million, or $(0.29) to $(0.28) per basic share.
•Non-GAAP net income in the range of $11.6 to $12.6 million, or $0.17 to $0.18 per diluted share.

Conference Call Details
Five9 will discuss its second quarter 2020 results today, August 3, 2020, via teleconference at 4:30 p.m. Eastern Time. To access the call (ID 1396522), please dial: 866-248-8441 or 720-452-9102. An audio replay of the call will be available through August 17, 2020 by dialing 888-203-1112 or 719-457-0820 and entering access code 1396522. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our web-site, prior to the conference call.

A webcast of the call will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation and COVID-19 relief bonus for employees. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, interest (income) and other, acquisition-related transaction costs and one-time integration costs, non-recurring litigation settlement costs and related indemnification fees, COVID-19 relief bonus for employees and provision for (benefit from) income taxes. We calculate non-GAAP operating income as GAAP operating income (loss) excluding stock-based compensation, intangibles amortization, acquisition-related transaction costs and one-time integration costs, non-recurring litigation settlement costs and related indemnification fees, and COVID-19 relief bonus for employees. We calculate non-GAAP net income as GAAP net loss excluding stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, acquisition-related transaction costs and one-time integration costs, non-recurring litigation settlement costs and related indemnification fees, gain on sale of convertible note held for investment, COVID-19 relief bonus for employees, loss on early extinguishment of debt, and tax benefit of valuation allowance associated with an acquisition. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding Five9’s expectations for market acceleration from on premise contact centers to the cloud and drivers thereof, Five9’s expectations regarding the benefits of its go-to-market investments, Five9's sales pipeline, Five9's faster product innovation and greater scale, and Five9’s growth expectations, and the third quarter and full year 2020 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the effects of the COVID-19 pandemic have materially affected how we, our clients and business partners are operating, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain; (ii) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (iii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iv) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (v) failure to adequately retain and expand our sales force will impede our growth; (vi) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vii) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (viii) we have established, and are continuing to increase, our network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (ix) adverse economic conditions may harm our business; (x) security breaches and improper access to or disclosure of our data or our clients’ data, their customers’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and our business; (xi) the markets in which we participate involve numerous competitors and are highly competitive, and if we do not compete effectively, our operating results could be harmed; (xii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (xiii) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xiv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xv) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xvi) we have a history of losses and we may be unable to achieve or sustain profitability; (xvii) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new products in order to maintain and grow our business; (xviii) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xix) we may acquire other companies or technologies or be the target of strategic transactions, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results; (xx) failure to comply with laws and regulations could harm our business and our reputation; (xxi) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers and facilitating more than six billion call minutes annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$233,235	$77,976
Marketable investments	452,708	241,973
Accounts receivable, net	39,607	37,655
Prepaid expenses and other current assets	17,529	10,656
Deferred contract acquisition costs	16,151	13,014
Total current assets	759,230	381,274
Property and equipment, net	39,799	33,190
Operating lease right-of-use assets	10,006	8,746
Intangible assets, net	25,605	15,533
Goodwill	34,444	11,798
Marketable investments	82,064	—
Other assets	2,789	1,184
Deferred contract acquisition costs — less current portion	39,366	30,655
Total assets	$993,303	$482,380
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,045	$10,156
Accrued and other current liabilities	34,817	18,385
Operating lease liabilities	5,247	5,064
Accrued federal fees	1,670	2,303
Sales tax liabilities	1,565	1,885
Finance lease liabilities	2,032	3,518
Deferred revenue	26,306	24,681
Total current liabilities	83,682	65,992
Convertible senior notes	642,203	209,604
Sales tax liabilities — less current portion	847	838
Operating lease liabilities — less current portion	5,249	4,329
Finance lease liabilities — less current portion	100	809
Other long-term liabilities	6,814	4,350
Total liabilities	738,895	285,922
Stockholders’ equity:
Common stock	65	61
Additional paid-in capital	432,877	351,870
Accumulated other comprehensive income	1,004	576
Accumulated deficit	(179,538)	(156,049)
Total stockholders’ equity	254,408	196,458
Total liabilities and stockholders’ equity	$993,303	$482,380

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Revenue	$99,792	$77,436	$194,880	$151,974
Cost of revenue	42,453	31,248	82,490	62,099
Gross profit	57,339	46,188	112,390	89,875
Operating expenses:
Research and development	17,208	10,811	32,397	21,357
Sales and marketing	32,231	23,250	62,391	44,951
General and administrative	16,129	12,042	30,787	23,804
Total operating expenses	65,568	46,103	125,575	90,112
Income (loss) from operations	(8,229)	85	(13,185)	(237)
Other income (expense), net:
Interest expense	(5,734)	(3,406)	(9,218)	(6,802)
Interest income and other	(4,965)	1,490	(3,893)	3,235
Total other income (expense), net	(10,699)	(1,916)	(13,111)	(3,567)
Loss before income taxes	(18,928)	(1,831)	(26,296)	(3,804)
Provision for (benefit from) income taxes	(2,876)	29	(2,807)	(20)
Net loss	$(16,052)	(1,860)	$(23,489)	$(3,784)
Net loss per share:
Basic and diluted	$(0.25)	$(0.03)	$(0.38)	$(0.06)
Shares used in computing net loss per share:
Basic and diluted	63,282	60,058	62,494	59,714

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2020	June 30, 2019
Cash flows from operating activities:
Net loss	$(23,489)	$(3,784)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,213	6,553
Amortization of operating lease right-of-use assets	2,786	2,147
Amortization of premium on marketable investments	630	(883)
Provision for doubtful accounts	353	30
Stock-based compensation	30,585	19,122
Loss on early extinguishment of debt	5,794	—
Gain on sale of convertible note held for investment	—	(217)
Amortization of discount and issuance costs on convertible senior notes	8,571	6,234
Tax benefit of valuation allowance associated with an acquisition	(2,910)	—
Others	82	(23)
Changes in operating assets and liabilities:
Accounts receivable	(2,119)	(3,378)
Prepaid expenses and other current assets	(7,065)	(4,053)
Deferred contract acquisition costs	(11,848)	(5,488)
Other assets	(1,604)	(12,571)
Accounts payable	2,553	159
Accrued and other current liabilities	9,561	6,516
Accrued federal fees and sales tax liability	(945)	(337)
Deferred revenue	3,292	2,539
Other liabilities	(281)	5,412
Net cash provided by operating activities	25,159	17,978
Cash flows from investing activities:
Purchases of marketable investments	(460,899)	(151,308)
Proceeds from maturities of marketable investments	167,850	165,354
Purchases of property and equipment	(14,891)	(8,226)
Cash paid to acquire Virtual Observer	(28,313)	—
Cash paid to acquire substantially all of the assets of Whendu LLC	(100)	—
Proceeds from sale of convertible note held for investment	—	217
Net cash (used in) provided by investing activities	(336,353)	6,037
Cash flows from financing activities:
Proceeds from issuance of 2025 convertible senior notes, net of issuance costs	728,812	—
Payments for capped call transactions related to the 2025 convertible senior notes	(90,448)	—
Repurchase of a portion of 2023 convertible senior notes, net of costs	(181,462)	—
Proceeds from exercise of common stock options	6,080	4,248
Proceeds from sale of common stock under ESPP	5,666	3,996
Payments of finance leases	(2,195)	(3,702)
Net cash provided by financing activities	466,453	4,542
Net increase in cash and cash equivalents	155,259	28,557
Cash and cash equivalents:
Beginning of period	77,976	81,912
End of period	$233,235	$110,469

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

GAAP gross profit	$57,339	$46,188	$112,390	$89,875
GAAP gross margin	57.5%	59.6%	57.7%	59.1%
Non-GAAP adjustments:
Depreciation	3,382	2,416	6,232	4,694
Intangibles amortization	1,738	88	2,828	176
Stock-based compensation	2,499	1,658	4,488	2,887
COVID-19 relief bonus for employees	618	—	618	—
Adjusted gross profit	$65,576	$50,350	$126,556	$97,632
Adjusted gross margin	65.7%	65.0%	64.9%	64.2%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

GAAP net loss	$(16,052)	$(1,860)	$(23,489)	$(3,784)
Non-GAAP adjustments:
Depreciation and amortization	6,243	3,361	11,213	6,553
Stock-based compensation	16,791	10,436	30,585	19,122
Interest expense	5,734	3,406	9,218	6,802
Interest income and other	4,965	(1,490)	3,893	(3,235)
Legal settlement	—	420	—	420
Legal and indemnification fees related to settlement	—	64	—	356
Acquisition-related transaction costs and one-time integration costs	1,637	—	1,966	—
COVID-19 relief bonus for employees	1,817	—	1,817	—
Provision for (benefit from) income taxes	(2,876)	29	(2,807)	(20)
Adjusted EBITDA	$18,259	$14,366	$32,396	$26,214
Adjusted EBITDA as % of revenue	18.3%	18.6%	16.6%	17.2%

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Income (loss) from operations	$(8,229)	$85	$(13,185)	$(237)
Non-GAAP adjustments:
Stock-based compensation	16,791	10,436	30,585	19,122
Intangibles amortization	1,738	88	2,828	176
Legal settlement	—	420	—	420
Legal and indemnification fees related to settlement	—	64	—	356
Acquisition-related transaction costs and one-time integration costs	1,637	—	1,966	—
COVID-19 relief bonus for employees	1,817	—	1,817	—
Non-GAAP operating income	$13,754	$11,093	$24,011	$19,837

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

GAAP net loss	$(16,052)	$(1,860)	$(23,489)	$(3,784)
Non-GAAP adjustments:
Stock-based compensation	16,791	10,436	30,585	19,122
Intangibles amortization	1,738	88	2,828	176
Amortization of discount and issuance costs on convertible senior notes	5,251	3,155	8,571	6,234
Legal settlement	—	420	—	420
Legal and indemnification fees related to settlement	—	64	—	356
Acquisition-related transaction costs and one-time integration costs	1,637	—	1,966	—
COVID-19 relief bonus for employees	1,817	—	1,817	—
Loss on early extinguishment of debt	5,794	—	5,794	—
Gain on sale of convertible note held for investment	—	—	—	(217)
Tax benefit of valuation allowance associated with an acquisition	(2,910)	—	(2,910)	—
Non-GAAP net income	$14,066	$12,303	$25,162	$22,307
GAAP net loss per share:
Basic and diluted	$(0.25)	$(0.03)	$(0.38)	$(0.06)
Non-GAAP net income per share:
Basic	$0.22	$0.20	$0.40	$0.37
Diluted	$0.21	$0.20	$0.38	$0.35
Shares used in computing GAAP net loss per share:
Basic and diluted	63,282	60,058	62,494	59,714
Shares used in computing non-GAAP net income per share:
Basic	63,282	60,058	62,494	59,714
Diluted	67,171	62,950	65,960	62,843

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2020			June 30, 2019
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$2,499	$3,382	$1,738	$1,658	$2,416	$88
Research and development	3,684	497	—	1,907	450	—
Sales and marketing	5,265	2	—	2,749	1	—
General and administrative	5,343	624	—	4,122	406	—
Total	$16,791	$4,505	$1,738	$10,436	$3,273	$88

	Six Months Ended
	June 30, 2020			June 30, 2019
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$4,488	$6,232	$2,828	$2,887	$4,694	$176
Research and development	6,491	963	—	3,377	890	—
Sales and marketing	9,371	3	—	4,998	2	—
General and administrative	10,235	1,187	—	7,860	791	—
Total	$30,585	$8,385	$2,828	$19,122	$6,377	$176

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	September 30, 2020		December 31, 2020
	Low	High	Low	High

GAAP net loss	$(18,938)	$(17,938)	$(56,402)	$(54,402)
Non-GAAP adjustments:
Stock-based compensation	17,618	17,618	66,191	66,191
Intangibles amortization	1,738	1,738	6,232	6,232
Amortization of discount and issuance costs on convertible senior notes	8,637	8,637	25,975	25,975
Loss on early extinguishment of debt	—	—	5,794	5,794
Acquisition-related transaction costs and one-time integration costs	2,545	2,545	6,003	6,003
COVID-19 relief bonus for employees	—	—	1,817	1,817
Tax benefit of valuation allowance associated with an acquisition	—	—	(2,910)	(2,910)
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$11,600	$12,600	$52,700	$54,700
GAAP net loss per share, basic and diluted	$(0.29)	$(0.28)	$(0.88)	$(0.85)
Non-GAAP net income per share:
Basic	$0.18	$0.19	$0.82	$0.85
Diluted	$0.17	$0.18	$0.77	$0.80
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	64,900	64,900	64,200	64,200
Diluted	69,100	69,100	68,100	68,100

(1)Non-GAAP adjustments do not have an impact on our income tax provision due to past non-GAAP losses.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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